Exhibit 99.1

Inozyme Pharma Strengthens Management Team with Two Executive Appointments

BOSTON, MARCH 8, 2022 – Inozyme Pharma, Inc. (Nasdaq: INZY), a clinical-stage rare disease biopharmaceutical company developing novel therapeutics for the treatment of abnormal mineralization, today announced the appointment of Sanjay S. Subramanian, M.S., MBA, as chief financial officer (CFO), effective as of the later of (i) March 21, 2022 and (ii) the date immediately following the date of the filing of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2021, and Soojin Kim, Ph.D., as senior vice president and chief technical operations officer (CTOO). Dr. Kim succeeds Inozyme senior vice president and CTOO, Steven Jungles, who has retired from the Company.

“I am excited to welcome Sanjay and Soojin to the Inozyme team,” said Axel Bolte, MSc, MBA, Inozyme’s co-founder, president, and chief executive officer. “Sanjay’s financial leadership experience, including the successful execution of several key capital raising initiatives, and Soojin’s extensive experience in developing manufacturing solutions for drug candidates in all stages of clinical development, will be invaluable as we continue to advance INZ-701 in patients with ENPP1 Deficiency and ABCC6 Deficiency. I would also like to thank Steven Jungles, who established our technical operations and played an integral role in building Inozyme into the company it is today, for his unwavering dedication over the years.”

“It is a pleasure to be joining Inozyme at such an important moment in its evolution,” said Mr. Subramanian. “I look forward to working alongside the talented leadership team to advance the Company’s mission to bring effective new therapies to patients suffering from diseases of abnormal mineralization.”

“Inozyme is developing INZ-701 for two devastating rare diseases of abnormal mineralization, which has shown promise in preclinical studies and is now being dosed in a clinical trial for ENPP1 Deficiency and will be dosed in a planned clinical trial for ABCC6 Deficiency,” said Dr. Kim. “I am enthusiastic about joining the Company during this critical phase in its growth and look forward to collaborating with the team to move the Company’s science forward for patients who have no available approved therapies.”

Sanjay S. Subramanian, M.S., MBA, CFO

Mr. Subramanian brings to Inozyme over 20 years of corporate finance, capital markets, and business development expertise. Prior to joining Inozyme, Mr. Subramanian served as CFO and head of corporate development at Ocugen, Inc., where he led the company’s finance, investor relations, and business development functions. At Ocugen, Mr. Subramanian was instrumental in improving its capital structure, raising over $200 million, and leading transformative collaborations. Prior to Ocugen, he held roles of increasing responsibility at Aralez Pharmaceuticals, most recently as CFO, and played a key role in the Aralez formative transaction and its listing on Nasdaq and TSX. Mr. Subramanian also previously held positions of increasing responsibility at Bausch Health Companies, including playing a key role in the acquisition, financing and post-merger integration of Bausch & Lomb. Before Bausch Health, Mr. Subramanian was part of General Motors’ finance leadership rotation program and served as the Managing Director and Treasurer at its Korea division as his last role. He received an MBA from the MIT Sloan School of Management, a Master of Science from both the Massachusetts Institute of Technology (MIT) and The Ohio State University, and a Bachelor of Technology from the Indian Institute of Technology.

Soojin Kim, Ph.D., Senior Vice President and CTOO

An award-winning scientist, researcher, and executive in the biotech space, Dr. Kim joins Inozyme with more than 25 years of experience in pharmaceutical research and development (R&D) and manufacturing, along with an extensive background as a leader in developing expert technology groups and project teams. She will lead the strategic expansion of the Company’s manufacturing and technical operations in support of ongoing and planned clinical trials of INZ-701. Prior to joining Inozyme, Dr. Kim served as senior vice president and site head of the bio plant complex at Hanmi Pharmaceutical Co. In that role, she led the biomanufacturing and chemistry, manufacturing and controls (CMC) organization, and managed a variety of operations including, clinical/commercial manufacturing, process/analytical development, manufacturing sciences, and quality management. She previously was the senior research fellow and head of API development group, chemical development, at Boehringer Ingelheim Pharmaceuticals, and before that principal scientist and group leader in chemical process R&D at Bristol-Myers Squibb Company. Dr. Kim has published approximately 50 journal articles, book chapters, and proceedings, is an inventor on more than 20 patents, and has won various awards for her work throughout her career. She holds both a Ph.D. and an M.S. in chemical engineering from the California Institute of Technology and a B.S. in chemical engineering with distinction from Cornell University.

About Inozyme Pharma

Inozyme Pharma, Inc. (Nasdaq: INZY) is a clinical-stage rare disease biopharmaceutical company developing novel therapeutics for the treatment of diseases of abnormal mineralization impacting the vasculature, soft tissue, and skeleton. Through our in-depth understanding of the biological pathways involved in mineralization, we are pursuing the development of therapeutics to address the underlying causes of these debilitating diseases. It is well established that two genes, ENPP1 and ABCC6, play key roles in a critical mineralization pathway and that defects in these genes lead to abnormal mineralization. We are initially focused on developing a novel therapy, INZ-701, to treat the rare genetic diseases of ENPP1 and ABCC6 Deficiencies.

INZ-701 is currently in a Phase 1/2 clinical trial for ENPP1 Deficiency. Inozyme Pharma was founded in 2017 by Joseph Schlessinger, Ph.D., Demetrios Braddock, M.D., Ph.D., and Axel Bolte, MSc, MBA, with technology developed by Dr. Braddock and licensed from Yale University. For more information, please visit www.inozyme.com.

Cautionary Note Regarding Forward-Looking Statements

Statements in this press release about future expectations, plans, and prospects, as well as any other statements regarding matters that are not historical facts, may constitute "forward-looking statements" within the meaning of The Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, statements relating to the initiation and timing of our clinical trials, and the potential benefits of INZ-701. The words "anticipate," "believe," "continue," "could," "estimate," "expect," "intend," "may," "plan," "potential," "predict," "project," "should," "target," "will," "would" and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Any forward-looking statements are based on management's current expectations of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in, or implied by, such forward looking statements. These risks and uncertainties include, but are not limited to, risks associated with the Company's ability to initiate and conduct its ongoing and planned Phase 1/2 clinical trials of INZ-701 for ENPP1 Deficiency and ABCC6 Deficiency; obtain and maintain necessary approvals from the FDA and other regulatory authorities; continue to advance its product candidates in preclinical studies and clinical trials; replicate in later clinical trials positive results found in preclinical studies and early-stage clinical trials of its product candidates; advance the development of its product candidates under the timelines it anticipates in planned and future clinical trials; obtain, maintain and protect intellectual property rights related to its product candidates; manage expenses; and raise the substantial additional capital needed to achieve its business objectives. For a discussion of other risks and uncertainties, and other important factors, any of which could cause the Company's actual results to differ from those contained in the forward-looking statements, see the "Risk Factors" section in the Company's most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, as well as discussions of potential risks, uncertainties and other important factors, in the Company's most recent filings with the Securities and Exchange Commission. In addition, the forward-looking statements included in this press release represent the Company's views as of the date hereof and should not be relied upon as representing the Company's views as of any date subsequent to the date hereof. The Company anticipates that subsequent events and developments will cause the Company's views to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so.

Contacts

Investors:

Inozyme Pharma

Stefan Riley, Director of Investor Relations
stefan.riley@inozyme.com

Media:

SmithSolve

Matt Pera

973-886-9150

matt.pera@smithsolve.com